MASTER BOND TRUST

MASTER CORE BOND PORTFOLIO

SERIES NO. 2

FILE # 811-21434

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/1/2005	Barclays Bank 6/29/49	$1,000,000,000	$530,000	Barclays Capital Securities BNP Paribas Securities Citigroup Credit Suisse First Boston Goldman Sachs JP Morgan Merrill Lynch Morgan Stanley UBS Securities Deutsche Bank Wachovia Capital
6/2/2005	Noranda 6.20% 6/15/35	$250,000,000	$545,000	Deutsche Bank Citigroup HSBC JP Morgan Merrill Lynch Barclays Capital BNP Paribas Comerica Fifth Third Securities SG Corporate & Inv Banking SunTrust Robinson Humphrey
6/6/2005	Comcast 5.65% 6/15/35	$750,000,000	$900,000

Citigroup

Lehman Brothers

Morgan Stanley

ABN Amro Inc

BNP Paribas

Deutsche Bank

Lazard Capital Markets

SunTrust Robinson Humphrey

Banc of America Securities

BNY Capital Markets Inc

Dresdner Kleinwort

Merrill Lynch

UBS Investment Bank

Barclays Capital

Credit Suisse First Boston

JP Morgan

RBS Greenwich Capital

Wachovia Securities

Guzman & Company

Ramirez & Co

The Williams Capital Group

7/11/2005	Wrigley Jr 4.65% 7/15/15	$500,000,000	$880,000	Goldman Sachs & Co JP Morgan Merrill Lynch Citigroup Dresdner Kleinwort Loop Capital Markets, LLC
7/20/2005	Resona Preferred Global Securities 7.19% 12/4/49	$1,150,000,000	$675,000	Merrill Lynch Goldman Sachs & Co Morgan Stanley UBS Investment Bank
7/29/2005	(Foxwood Casino) Maschantucket Western Pequot Tribe 5.91% 9/1/21	$250,000,000	$370,000	Merrill Lynch Morgan Stanley Banc of America Securities Citigroup KeyBanc Capital Markets RBS Greenwich Capital Wachovia Bank Wells Fargo
9/13/2005	Marsh & Mclennan 5% 9/16/10	$550,000,000	$415,000	Citigroup Goldman Sachs Banc of America Deutsche Bank Merrill Lynch UBS Securities ABN Inc Morgan Stanley Scotia Capital Wells Fargo Securities
9/19/2005	Sysco Corp. 5.38% 9/21/35	$500,000,000	$400,000

Goldman Sachs & Co

Banc of America Securities

JP Morgan

Merrill Lynch

BNY Capital Markets

Comerica Securities

Mitsubishi Securities Intl

SunTrust Capital Markets

TD Securities

Wachovia Capital Markets

Wells Fargo Securities

9/23/2005	Teck Cominco 6.13% 10/1/35	$700,000,000	$345,000	JP Morgan Citigroup Merrill Lynch RBC Capital Markets BMO Nesbitt Burns TD Securities CIBC World Markets Scotia Capital BNP Paribas Securities HSBC Securities